UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2019

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 720-3700
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers.

(e)         (1)    Establishment of Performance Goals.

(i)     On March 27, 2019, the Compensation and Management Resources Committee (the “Compensation Committee”) of the Board of Directors of Foot Locker, Inc. (the “Company”) established the performance goals for the 2019 fiscal year under the Foot Locker Executive Incentive Cash Compensation Plan (the “Cash Incentive Plan”). The goals for the executives are based (a) 80% on the Company’s pre-tax income for Mr. Johnson, Ms. Peters, and Mr. Verma, and 20% for Messrs. Jacobs and Kimble, (b) 60% on division profit for Messrs. Jacobs and Kimble, and (c) 20% on customer connected objectives for each of the executives. Under the Cash Incentive Plan, the amount that would be paid to the executives if the performance goals are met is based on a percentage of their annual base salaries earned for the plan year. The Compensation Committee established individual target awards under this plan for the executives who will be included as named executive officers (“NEOs”) in the Company’s 2019 proxy statement. The percentage of annual base salary payable at threshold, target, and maximum for each executive is shown in the table below.

Percent of Annual Base Salary
Name	Threshold Payout	Target Payout	Maximum Payout
Richard A. Johnson	50%	200%	400%
Lauren B. Peters	18.75%	75%	150%
Stephen D. Jacobs	25%	100%	200%
Lewis P. Kimble	18.75%	75%	150%
Pawan Verma	18.75%	75%	150%

(ii)       On March 27, 2019, the Compensation Committee established long-term incentive compensation performance goals for the 2019-20 performance period based on a combination of the Company’s two-year average after-tax income and return-on-invested capital. Provided the performance goals are achieved, 100% of the executives’ long-term awards would be payable in restricted stock units (“RSUs”) under the 2007 Stock Incentive Plan (the “Stock Incentive Plan”). Earned payouts are subject to a time-based one-year vesting period following the end of the performance period before payout to the executives. Individual long-term target awards are expressed as a percentage of the executive’s annual base salary as approved by the Compensation Committee on March 27, 2019. The Compensation Committee established individual long-term target awards for the NEOs. The percentages shown in the table below represent the percent of the 2019 annual base salary that would be paid to the NEOs, in RSUs as described above, if the established goals are achieved.

Percent of Annual Base Salary
Name	Threshold Payout	Target Payout	Maximum Payout
Richard A. Johnson	81.25%	325%	650%
Lauren B. Peters	25%	100%	200%
Stephen D. Jacobs	25%	100%	200%
Lewis P. Kimble	18.75%	75%	150%
Pawan Verma	18.75%	75%	150%

The threshold, target, and maximum number of RSUs for each executive were calculated on March 27, 2019 on the basis of that day’s closing stock price. The actual number of RSUs awarded will be based on the Company’s performance compared to targets. The value of the RSUs received by an executive will depend upon the Company’s stock price on the payment date.

(2)       RSU Awards. On March 27, 2019, the Compensation Committee granted time-based RSU awards under the Stock Incentive Plan to each of the NEOs. These awards will vest on March 27, 2022, provided the NEO remains employed by the Company until the vesting date. No dividends will be paid or accrued on these awards.

Name	Number of Shares
Richard A. Johnson	20,360
Lauren B. Peters	4,242
Stephen D. Jacobs	6,363
Lewis P. Kimble	3,818
Pawan Verma	4,242

(3)       Stock Option Awards. On March 27, 2019, the Compensation Committee granted stock options under the Stock Incentive Plan to each of the NEOs. The options will vest in three equal annual installments beginning on March 27, 2020, provided the executive remains employed by the Company on the relevant vesting dates. The options were granted at an exercise price of $58.94 per share, which was 100% of the fair market value (closing price) of a share of the Company’s common stock, par value $0.01 per share, on the date of grant.

Name	Number of Shares
Richard A. Johnson	69,829
Lauren B. Peters	14,548
Stephen D. Jacobs	21,822
Lewis P. Kimble	13,093
Pawan Verma	14,548

(4)       Annual Base Salaries. On March 27, 2019, the Compensation Committee approved increases in the annual base salaries of the NEOs, effective as of May 1, 2019. Given the May 1, 2019 effective date, the annual base salary shown in the table below may be higher than the actual salary earned by the executive for the year. The actual salary earned for the year is the amount that will be reflected in the Summary Compensation Table in the Company’s proxy statement for the relevant year.

Name	Position	Base Salary
Richard A. Johnson	Chairman and Chief Executive Officer	$ 1,150,000
Lauren B. Peters	Executive Vice President and Chief Financial Officer	700,000
Stephen D. Jacobs	Executive Vice President and Chief Executive Officer—North America	875,000
Lewis P. Kimble	Executive Vice President and Chief Executive Officer—Asia Pacific	650,000
Pawan Verma	Executive Vice President and Chief Information and Customer Connectivity Officer	625,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: April 2, 2019	By:	/s/ Elizabeth Norberg
Name: Elizabeth Norberg Title: Senior Vice President and Chief Human Resources Officer